EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of references to us and to estimates of reserves contained in the Rosetta Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2014.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E. 73964
Senior Vice President

Houston, Texas

May 15, 2015